Exhibit 8.1

List of Subsidiaries and Variable Interest Entity of the Registrant

Subsidiaries	Place of Incorporation
BaiJiaHuLian HK Holdings Limited	Hong Kong
Beijing Lexuebang Network Technology Co., Ltd	Mainland China
Wuhan Yuexuebang Network Technology Co., Ltd	Mainland China
Beijing Yuexuebang Network Technology Co., Ltd	Mainland China
Chengdu Yuexuebang Network Technology Co., Ltd	Mainland China
Shanghai Chuxuebang Network Technology Co., Ltd	Mainland China

Consolidated Variable Interest Entity	Place of Incorporation
Gaotu Education Technology Group Co., Ltd	Mainland, China

Significant Subsidiaries of Consolidated Variable Interest Entity	Place of Incorporation
Beijing GaoTuYunFan Technology Co., Ltd	Mainland China
Zhengzhou GaoTuYunJi Education Technology Co., Ltd	Mainland China
Beijing GaoTuYunJi Education Technology Co., Ltd	Mainland China
Wuhan GaoTuYunJi Education Technology Co., Ltd	Mainland China
Guangzhou GaoTu Technology Co., Ltd	Mainland China
Guangzhou XingHuo Online Education Technology Co., Ltd	Mainland China